EXHIBIT 4.6


                              AGRANAT SYSTEMS, INC.
                              --------------------

                             1996 STOCK OPTION PLAN

                                December 23, 1996

1.  PURPOSE

          The purpose of this plan (the "Plan") is to secure for Agranat Systems, Inc. (the "Company") and its shareholders the benefits arising from capital stock ownership by key employees of the Company and its parent and subsidiary corporations who are expected to contribute to the Company's future growth and success.

2.  TYPE OF OPTIONS AND ADMINISTRATION

          (a) Types of Options. Options granted pursuant to the Plan shall be authorized by action of the Board of Directors of the Company (or a Committee designated by the Board of Directors) and may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422A of the Internal Revenue Code of 1954, as amended (the "Code") or non-statutory options which are not intended to meet the requirements of Section 422A.

          (b) Administration. The Plan will be administered by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board of Directors may in its sole discretion grant options to purchase shares of the Company's Common Stock and issue shares upon exercise of such options as provided in the Plan. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, to advance the lapse of any waiting or installment periods and exercise dates, and to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The Board of Directors may further, with the consent of the affected optionee, affect the cancellation of any or all outstanding options and the grant of new options in substitution therefor covering the same or different numbers of shares of Common Stock having an option exercise price per share that may be higher or lower than the exercise price per share of the cancelled options. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director shall be liable for any action or determination made in good faith. The Board of Directors may, to the full extent permitted by law, delegate any or all of its powers under the Plan to a committee (the "Committee") appointed by the Board of Directors, and if the committee is so appointed all references to the Board of Directors in the Plan shall mean and relate to such Committee.

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3.  ELIGIBILITY

          Options shall be granted only to persons who are, at the time of grant, officers, key employees, directors of, or consultants to the Company or of any Parent Corporation or Subsidiary (as defined in Section 19 hereof). No person shall be granted any Incentive Stock Option under the Plan who, at the time such option is granted, owns, directly or indirectly, Common Stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent Corporation or Subsidiary, unless the requirements of paragraph (b) of Section 11 are satisfied. No consultant or director, who is not also an officer of key employee of the Company or of any Parent Corporation, shall be granted an Incentive Stock Option under the Plan, and the provisions of Section 11 shall not apply with respect to options granted to any consultant or director who is not also an officer or key employee of the Company or of any Parent Corporation. A person who has been granted an option may, if he or she is otherwise eligible, be granted an additional option or options if the Board of Directors shall so determine.

4.  STOCK SUBJECT TO PLAN

          Subject to adjustment as provided in Sections 14 and 15 below, the maximum number of shares of Common Stock of the Company which may be issued and sold under the Plan is 34,400 shares. Such shares may be authorized and unissued shares or may be shares issued and thereafter acquired by the Company. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan. Stock issuable upon exercise of an option granted under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Board of Directors.

5.  FORMS OF OPTION AGREEMENTS

          As a condition to the grant of any option under the Plan, each recipient of an option shall executed an option agreement in such form not inconsistent with the Plan as shall be specified by the Board of Directors at the time such option is granted. The Board of Directors may, in its discretion, without limitation, include provisions in some or all stock option agreements requiring that the shares of Common Stock acquired upon exercise of options be subject to restrictions on transfer or be deposited with a voting trustee.

6.  PURCHASE PRICE

          (a) General. The purchase price per share of stock deliverable upon the exercise of an option shall be determined by the Board of Directors; provided, however, that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the fair market value of such stock, as determined by the Board of Directors, at the grant of such option, or less than 110% of such fair market value in the case of options described in paragraph (b) of Section 11. In the case of a non-statutory option, the exercise price shall not be less than the par value of such stock.

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         (b) Payment of Purchase Price. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or by delivery to the Company of shares of Common Stock of the Company already owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, or by any combination of such methods of payment. The fair market value of any shares of the Company's Common Stock which may be delivered upon exercise of an option shall be determined by the Board of Directors.

7.  OPTION PERIOD

          Each option and all rights thereunder shall be expressed to expire on such date as the Board of Directors shall determine, but in no event after the expiration of ten years from the day on which the option is granted (or five years in the case of options described in paragraph (b) of Section 11) and shall be subject to earlier termination as provided in the Plan.

8.  EXERCISE OF OPTIONS

          Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing such option; provided, however, that no option
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granted under the Plan shall have a term in excess of ten years from the date of grant. To the extent that an option to purchase shares is not exercised by an optionee when it becomes initially exercisable, it shall not expire but shall be carried forward and shall be exercisable, on a cumulative basis, until the expiration of the exercise period.

9.  NONTRANSFERABILITY OF OPTIONS

          No option granted under the Plan shall be assignable or transferable by the person to whom it is granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution. During the life of the recipient, the option shall be exercisable only by such person.

10. EFFECT OF TERMINATION OF EMPLOYMENT

          No option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by one or more of the Company, a Parent Corporation or a Subsidiary, except that if and to the extent the option agreement or instrument so provides:

          (a) the option may be exercised within the period of three months after the date the optionee ceases to be an employee of any of the foregoing entities (or within such lesser period as may be specified in the option agreement or instrument);

          (b) if the optionee dies while in the employ of the Company, a Parent Corporation or a Subsidiary or within three months after the optionee ceases to be such an employee, the option may be exercised by the person to whom it is transferred by will or the laws of descent and

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distribution within the period of one year after the date of death (or within such lesser period as may be specified in the option agreement or instrument);
and

          (c) if the optionee becomes disabled (within the meaning of Section 105(d)(4) of the Code) while in the employ of the Company, a Parent Corporation or a Subsidiary, the option may be exercised within the period of one year after the date the optionee ceases to be an employee of any of the foregoing entities because of such disability (or within such lesser period as may be specified in the option agreement or instrument); provided, however, that in no event may any option be exercised after the expiration date of the option. For all purposes of the Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations).

11.  INCENTIVE STOCK OPTIONS

          Options granted under the Plan which are intended to be Incentive Stock Options shall be specifically designated as Incentive Stock Options and shall be subject to the following additional terms and conditions:

          (a) Dollar Limitation. Incentive Stock Options granted to any employee under the Plan (and under any other incentive stock option plans of the Company or any Parent Corporation or Subsidiary), shall not, in the aggregate become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000.

          (b) 10% Shareholder. If any employee to whom an Incentive Stock Option is to be granted under the Plan is at the time of the grant of such option the owner of stock processing more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent Corporation or any Subsidiary, then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

               (i) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common Stock at the time of grant; and

               (ii) The option exercise period shall not exceed five years from the date of grant.

          Except as modified by the preceding provisions of this Section 11, all the provisions of the Plan shall be applicable to Incentive Stock Options granted hereunder.

12.  GENERAL RESTRICTIONS

          (a) Investment Representations. The Company may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the

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Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

          (b) Compliance with Securities Laws. Each option shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

13.  RIGHTS AS A SHAREHOLDER

          The holder of an option shall have no rights as a shareholder with respect to any shares covered by the option until the date of issue of a stock certificate to him or her for such shares. Except as otherwise expressly provided for in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

14.  RECAPITALIZATION

          In the event that the outstanding shares of Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, stock dividend, combination or subdivision, appropriate adjustment shall be made in the number and kind of shares available under the Plan and under any options granted under the Plan. Such adjustment to outstanding options shall be made without change in the total price applicable to the unexercised portion of such options, and a corresponding adjustment in the applicable option price per share shall be made. No such adjustment shall be made which would, within the meaning of any applicable provisions of the Code, constitute a modification, extension or renewal of any option or a grant of additional benefits to the holder of an option.

15.  REORGANIZATION

          In case the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or in case all or substantially all of the assets or more than 50% of the outstanding voting stock of the Company is acquired by any corporation, person or entity, or in case of a reorganization or liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, shall (or, in the case of an acquisition of more than 50% of the voting stock of the Company, the Board of Directors of the Company may in its discretion), as to outstanding options, either (i) make appropriate provision for the protection of any such outstanding options by the substitution, on an equitable basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect of the shares of Common Stock of the Company, provided that no additional benefits shall be conferred upon

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optionees as a result of such substitution, and the excess of the aggregate fair market value of the shares subject to the options immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to such options immediately before such substitution, over the purchase price thereof, or (ii) upon written notice to the optionees, provide that all unexercised options must be exercised within a specified number of days of the date of such notice or they will be terminated. In any such case, the Board of Directors may, in its discretion, accelerate the exercise dates of outstanding options.

16.  NO SPECIAL EMPLOYMENT RIGHTS

          Nothing contained in the Plan or in any option granted under the Plan shall confer upon any option holder any right with respect to the continuation of his or her employment by the Company (or any Parent Corporation or Subsidiary) or interfere in any way with the right of the Company (or any Parent Corporation or Subsidiary), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the option holder from the rate in existence at the time of the grant of an option. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Board of Directors at the time.

17.  OTHER EMPLOYEE BENEFITS

          The amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise will not constitute "earnings" with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

18.  FORFEITURE FOR DISHONESTY

          Notwithstanding anything to the contrary in the Plan, if the Board determines, after full consideration of the facts presented on behalf of both the Company and the optionee, that the optionee has been engaged in fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment by the Company, a Parent Corporation, or a Subsidiary, that damaged the Company, a Parent Corporation, or a Subsidiary, or has made unauthorized disclosure of trade secrets or other proprietary information of the Company, a Parent Corporation, or a Subsidiary or of a third party who has entrusted such information to the Company, a Parent Corporation, or a Subsidiary, the optionee shall forfeit all unexercised options and all exercised options under which the Company has not yet delivered the certificates. The decision of the Board as to the cause of an optionee's discharge and the damage done to the Company, a Parent Corporation, or a Subsidiary shall be final, binding and conclusive. No decision of the Board, however, shall affect in any manner the finality of the discharge of such optionee by the Company, a Parent Corporation, or a Subsidiary.

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19.  DEFINITION OF SUBSIDIARY AND PARENT CORPORATION

          (a) Subsidiary. The term "Subsidiary" as used in the Plan shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the Corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (b) Parent Corporation. The term "Parent Corporation" as used in the Plan shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in such chain.

20.  AMENDMENT OF THE PLAN

          The Board of Directors may at any time and from time to time modify or amend the Plan in any respect, except that without the approval of the shareholders of the Company, the Board of Directors may not (a) materially increase the benefits accruing to individuals who participate in the Plan, (b) materially increase the maximum number of shares which may be issued under the Plan (except for permissible adjustments provided in the Plan), or (c) materially modify the requirements as to eligibility for participation in the Plan. The termination or any modification or amendment of the Plan shall not, without the consent of any optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionee affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422A of the Code.

21.  WITHHOLDING

          The Company's obligations to deliver shares upon the exercise of any option granted under the Plan shall be subject to the option holder's satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

22.  EFFECTIVE DATE AND DURATION OF THE PLAN

          (a) Effective Date. The Plan shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, any Incentive Stock Options previously granted under the Plan shall terminate and no further Incentive Stock Options shall be granted. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

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          (b) Termination. Unless sooner terminated in accordance with Section
15, the Plan shall terminate upon the earlier of (i) the close of business on the day next preceding the tenth anniversary date of its adoption by the Board of Directors, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of options granted under the Plan. If the date of termination is determined under
(i) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instrument evidencing such options.

                                       Adopted by the Board of Directors
                                       on December 23, 1996